As filed with the Securities and Exchange Commission on October 18, 2010
Registration No. 333-165828

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	87-0455038
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1900 Lake Park Dr., Suite 380, Smyrna Georgia 30080, (678) 384-7220
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert T. McNally, Ph.D.
President & Chief Executive Officer
GeoVax Labs, Inc.
1900 Lake Park Dr., Suite 380
Smyrna Georgia 30080
Telephone: (678) 384-7220
Facsimile: (678) 384-7281
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
With Copies To:
T. Clark Fitzgerald III, Esq.
Womble Carlyle Sandridge & Rice, PLLC
271 17th Street, NW, Suite 2400
Atlanta, Georgia 30363
Telephone: (404) 879-2455
Facsimile: (404) 870-4869

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Amendment No. 6 has been filed for the sole purpose of amending Part II, Item 16, to include new versions of Exhibits 4.1, 4.2, and 5.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

13.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses of the Registrant in connection with the offering described in the registration statement. Unless otherwise indicated below, all of these expenses will be borne by us.

SEC Registration Fee	$2,852
FINRA Filing Fee	$4,500
Legal Fees and Expenses	$450,000	*
Accounting Fees and Expenses	$15,000	*
Printing Fees and Expenses	$50,000	*
Transfer Agent, Custodian, and Escrow Agent Fees	$25,000	*
Miscellaneous	$2,648	*

TOTAL	$550,000	*

*	Estimated

14.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement), actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Our bylaws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Our bylaws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Under our bylaws, expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as we deem appropriate.

The indemnification and advancement of expenses provided by our bylaws is not exclusive, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Our bylaws also provide that we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under our bylaws. The Company maintains an insurance policy providing for indemnification of its officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

In October 2006, GeoVax and our subsidiary, GeoVax, Inc. entered into indemnification agreements with Messrs. McNally, Reynolds, Hildebrand, Kollintzas and Spencer. Pursuant to these agreements, we have agreed to hold harmless and indemnify these directors and officers to the full extent authorized or permitted by applicable Illinois and Georgia law against certain expenses and other liabilities actually and reasonably incurred by these individuals in connection with certain proceedings if they acted in a manner they believed in good faith to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that such conduct was unlawful. The agreements also provide for the advancement of expenses to these individuals subject to specified conditions. Under these agreements, we will not indemnify these individuals for expenses or other amounts for which applicable Illinois and Georgia law prohibit indemnification. The obligations under these agreements continue during the period in which these individuals are our directors or officers and continue thereafter so long as these individuals shall be subject to any proceeding by reason of their service to the Company, whether or not they are serving in any such capacity at the time the liability or expense incurred for which indemnification can be provided under the agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

15.  Recent Sales of Unregistered Securities.

GeoVax Labs, Inc., an Illinois corporation

In November and December 2007, we issued an aggregate of 337,155 shares of our common stock and warrants to purchase an aggregate of 534,669 shares of our common stock at $16.50 per share to 29 individual accredited investors for an aggregate purchase price of $2,612,950.

In December 2007, we also issued 38,710 shares of our common stock and warrants to purchase an aggregate of 31,429 shares of our common stock at $16.50 per share to an institutional investor for an aggregate purchase price of $300,000.

In January and March 2008, we issued an aggregate of 6,000 shares of our common stock and a warrant to purchase 54,000 shares of our common stock at $16.50 per share to Equinox One Consulting, LLC (“Equinox One”) for public and financial relations services to be rendered to us during 2008. The warrant vested in installments with 21,600 shares vested upon issuance and 10,800 shares vesting on each of June 30, September 30, and December 31, 2008.

During April and May 2008, we sold to fifteen individual accredited investors 176,129 shares of our common stock and warrants to purchase an aggregate of 282,097 shares of common stock at an exercise price of $16.50 per share for an aggregate purchase price of $1,365,000.

In May 2008, we entered into the Purchase Agreement (the “Purchase Agreement”) with Fusion Capital, an institutional investor, as disclosed in our Form 8-K filed May 12, 2008, and we issued to Fusion Capital 49,610 shares of our common stock as a commitment fee. This completed the private placement, pursuant to which we may sell shares to Fusion Capital, as described in that Form 8-K and the related Form S-1 (Reg. No. 333-151491). The Form S-1 registered the sale by Fusion Capital, in an indirect primary offering, of the shares acquired under the Purchase Agreement. We disclose information regarding the number of shares sold in a given period in the notes to our financial statements. We had previously issued 4,000 shares to Fusion Capital as an expense reimbursement upon execution of the related term sheet. See “The Fusion Transaction.”

No underwriters or placement agents were used in the above transactions. We relied upon the exemptions from registration contained in Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder as to all of the transactions, as the investors were either deemed to be sophisticated with respect to the investment in the securities due to their financial condition and/or involvement in our business or were accredited investors. Restrictive legends were placed on the certificates evidencing the securities issued in all of the above transactions.

GeoVax Labs, Inc., a Delaware corporation

On June 18, 2008, GeoVax Labs, Inc., a Delaware corporation, issued approximately 14,868,297 shares of its common stock to former holders of common stock of GeoVax Labs, Inc., an Illinois corporation on a one-for-1 basis. Outstanding options and warrants to acquire approximately 2,200,182 shares of common stock of the Illinois corporation were converted into the right to acquire shares of the Delaware corporation on a one-for-1 basis.

The Delaware corporation relied upon SEC Rule 145(a)(2). The transaction was a statutory merger in which the securities of the Illinois corporation were exchanged for the securities of the Delaware corporation and the transaction’s sole purpose was to change the issuer’s domicile from Illinois to Delaware.

On July 1, 2008, we issued 2,000 shares of our common stock to Equinox One for services rendered pursuant to a consulting agreement with the Company.

For the quarter ended September 30, 2008, we sold an aggregate of 32,463 shares of our common stock to Fusion Capital pursuant to the Purchase Agreement for an aggregate purchase price of $240,000. We also issued to Fusion Capital an additional 1,191 shares of our common stock as a partial settlement of the commitment fee for entering into the Purchase Agreement.

On October 13, 2008, we issued 2,000 shares of our common stock to Equinox One for services rendered pursuant to a consulting agreement with the Company.

For the quarter ended December 31, 2008, we sold an aggregate of 41,736 shares of our common stock to Fusion Capital pursuant to the Purchase Agreement for an aggregate purchase price of $260,000. We also issued to Fusion Capital an additional 1,290 shares of our common stock as a partial settlement of the commitment fee for entering into the Purchase Agreement.

For the quarter ended March 31, 2009, we sold an aggregate of 48,009 shares of our common stock to Fusion Capital pursuant to the Purchase Agreement for an aggregate purchase price of $240,000. We also issued to Fusion Capital an additional 1,191 shares of our common stock as a partial settlement of the commitment fee for entering into the Purchase Agreement.

For the quarter ended June 30, 2009, we sold an aggregate of 74,692 shares of our common stock to Fusion Capital pursuant to the Purchase Agreement for an aggregate purchase price of $590,000. We also issued to Fusion Capital an additional 2,927 shares of our common stock as a partial settlement of the commitment fee for entering into the Purchase Agreement.

On September 4, 2009, we issued 2,250 shares of our common stock to Equinox One pursuant to a consulting agreement with the Company.

For the quarter ended September 30, 2009, we sold an aggregate of 27,837 shares of our common stock to Fusion Capital pursuant to the Purchase Agreement for an aggregate purchase price of $210,000. We also issued to Fusion Capital an additional 1,042 shares of our common stock as a partial settlement of the commitment fee for entering into the Purchase Agreement.

For the quarter ended December 31, 2009, we sold an aggregate of 58,182 shares of our common stock to Fusion Capital pursuant to the Purchase Agreement for an aggregate purchase price of $480,000. We also issued to Fusion Capital an additional 2,381 shares of our common stock as a partial settlement of the commitment fee for entering into the Purchase Agreement.

On each of December 1, 2009, March 1, 2010, and June 1, 2010, we issued 2,250 shares of our common stock to Equinox One Consulting, LLC for services rendered pursuant to a consulting agreement with the Company.

For all of the aforementioned transactions with Fusion Capital and Equinox One, respectively, we relied on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. The shares were only offered to a single accredited investor who purchased for investment in a transaction that did not involve a general solicitation.

On September 22, 2009 we issued 462,826 shares of our common stock to Mr. Stavros Papageorgiou. The shares were issued to Mr. Papageorgiou pursuant to his exercise in full of a warrant granted on May 15, 2006. The Company received $1,500,000 for the shares it sold. The Company relied on Section 4(2) of the Securities Act to issue the common stock and warrant, inasmuch as the common stock was issued to a single accredited investor who purchased for investment in a transaction that did not involve a general solicitation.

In February 2010, we issued 12,000 shares of our common stock to Dr. Daniel Kiddy to settle a lawsuit claiming he was entitled to such shares.

On March 15, 2010, we issued 6,000 shares, in the aggregate, of our common stock to Ms. Dian Griesel and Mr. Kevin Moran, two individuals affiliated with The Investor Relations Group, our investor relations and public relations firm for services rendered to us.

For the aforementioned transactions with Dr. Kiddy and the affiliates of IRG, we relied on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder to issue the common stock. No advertising or general solicitation was employed in offering the shares. The shares were issued to accredited investors or to no less than 35 accredited investors who received specified information and had appropriate knowledge and experience. The shares were offered for investment purposes only and not for the purpose of resale or distribution.

16.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit
Number		Description

1	.1**	Form of Placement Agency Agreement
2.1		Agreement and Plan of Merger by and among GeoVax, Inc., GeoVax Acquisition Corp. and Dauphin Technology, Inc., dated January 20, 2006(1)
2.2		First Amendment to Agreement and Plan of Merger by and among GeoVax, Inc., GeoVax Acquisition Corp. and Dauphin Technology, Inc., dated June 29, 2006(2)
2.3		Second Amendment to Agreement and Plan of Merger by and among GeoVax, Inc., GeoVax Acquisition Corp. and Dauphin Technology, Inc., dated September 27, 2006(3)
3.1		Certificate of Incorporation(5)
3	.1.1**	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed April 13, 2010(10)
3	.1.2**	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed April 27, 2010(11)
3.2		Bylaws(5)
4	.1***	Form of Subscription Agreement
4	.2***	Form of Unit Warrant
4.3		Form of Stock Certificate for Common Stock, effective upon consummation of the reverse stock split(11)
4	.4**	Form of Subscription Escrow Agreement.
5	.1***	Opinion of Womble Carlyle Sandridge & Rice, PLLC
10	.1*	Employment Agreement by and between GeoVax Labs, Inc. and Robert T. McNally dated April 1, 2008(6)
10	.2*	Employment Agreement between GeoVax, Inc. and Mark W. Reynolds, as amended and restated, dated as of January 1, 2010(9)
10	.3*	Employment Agreement between GeoVax, Inc. and Harriet L. Robinson dated as of November 19, 2007(9)
10	.4*	Employment Agreement by and between GeoVax, Inc. and Mark Newman dated as of January 4, 2010(9)
10	.5*,**	GeoVax Labs, Inc. 2006 Equity Incentive Plan
10.6		License Agreement by and between GeoVax, Inc. and Emory University, as amended and restated, dated June 23, 2004(3)
10.7		Technology Sale and Patent License Agreement by and between GeoVax, Inc. and MFD, Inc., dated December 26, 2004(3)
10.8		Office and Laboratory Lease by and between UCB, Inc. and GeoVax, Inc., dated August 31, 2009(8)
10.10		Consulting Agreement by and between Donald G. Hildebrand and GeoVax Labs, Inc., as amended, dated December 11, 2009(6)
10.11		Common Stock Purchase Agreement by and between GeoVax Labs, Inc. and Fusion Capital Fund II, LLC, dated as of May 8, 2008(7)
10.12		Registration Rights Agreement by and between GeoVax Labs, Inc. and Fusion Capital Fund II, LLC(7)
10	.13*	Summary of the GeoVax Labs, Inc. Director Compensation Plan(9)
10	.14*,**	Form of Incentive Stock Option Agreement under GeoVax, Inc. 2002 Stock Option and Incentive Plan
10	.15*,**	Form of Non-Qualified Stock Option Agreement under GeoVax, Inc. 2002 Stock Option and Incentive Plan
10	.16*,**	Form of Non-Qualified Stock Option Agreement under GeoVax, Inc. 2006 Equity Incentive Plan
10	.19**	Form of Indemnification Agreement
21.1		Subsidiaries of the Registrant(4)

Exhibit
Number		Description

23	.1**	Consent of Porter Keadle Moore LLP, an independent registered public accounting firm
23	.2**	Consent of Tripp, Chafin & Company, LLC, an independent registered public accounting firm
23	.3***	Consent of Womble Carlyle Sandridge & Rice, PLLC (contained in the opinion filed as Exhibit 5.1 hereof)
24	.1**	Power of Attorney (included on the signature page to this Registration Statement filed on March 31, 2010)
24	.2**	Power of Attorney (included on the signature page to Amendment No. 1 to this Registration Statement filed on May 12, 2010)

*	Indicates a management contract or compensatory plan or arrangement.

**	Previously filed.

***	Filed herewith.

(1)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2006.

(2)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2006.

(3)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2006.

(4)	Incorporated by reference from the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2007.

(5)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2008.

(6)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2008.

(7)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2008.

(8)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2009.

(9)	Incorporated by reference from the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2010.

(10)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed April 14, 2010

(11)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed April 28, 2010

(b) Financial Statement Schedules.

Schedule II — Valuation and Qualifying Accounts for the years ended December 31, 2009, 2008 and 2007 (unaudited) is included in the accompanying prospectus on page F-19.

All other financial statement schedules have been omitted because they are not applicable or not required or because the information is included elsewhere in the Consolidated Financial Statements or the Notes thereto.

17.  Undertakings.

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

c. The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 18th day of October, 2010.

GEOVAX LABS, INC.

By:	/s/ Robert T. McNally, Ph.D.
Robert T. McNally Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/ Robert T. McNally, Ph.D. Robert T. McNally, Ph.D.		Director President & Chief Executive Officer (Principal Executive Officer)	October 18, 2010

/s/ Mark W. Reynolds Mark W. Reynolds		Chief Financial Officer (Principal Financial and Accounting Officer)	October 18, 2010

/s/ Steven S. Antebi* Steven S. Antebi		Director	October 18, 2010

/s/ David A. Dodd* David A. Dodd		Director	October 18, 2010

/s/ Dean G. Kollintzas* Dean G. Kollintzas		Director	October 18, 2010

/s/ John N. Spencer, Jr.* John N. Spencer, Jr.		Director	October 18, 2010

/s/ Donald G. Hildebrand * Donald G. Hildebrand		Director	October 18, 2010

/s/ Harriet L. Robinson * Harriet L. Robinson		Director	October 18, 2010

*By:	/s/ Mark W. Reynolds Mark W. Reynolds Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description

1	.1**	Form of Placement Agency Agreement
2.1		Agreement and Plan of Merger by and among GeoVax, Inc., GeoVax Acquisition Corp. and Dauphin Technology, Inc., dated January 20, 2006(1)
2.2		First Amendment to Agreement and Plan of Merger by and among GeoVax, Inc., GeoVax Acquisition Corp. and Dauphin Technology, Inc., dated June 29, 2006(2)
2.3		Second Amendment to Agreement and Plan of Merger by and among GeoVax, Inc., GeoVax Acquisition Corp. and Dauphin Technology, Inc., dated September 27, 2006(3)
3.1		Certificate of Incorporation(5)
3	.1.1**	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed April 13, 2010(10)
3	.1.2**	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed April 27, 2010(11)
3.2		Bylaws(5)
4	.1***	Form of Subscription Agreement
4	.2***	Form of Unit Warrant
4.3		Form of Stock Certificate for Common Stock, effective upon Consummation of the reverse stock split(11)
4	.4**	Form of Subscription Escrow Agreement
5	.1***	Opinion of Womble Carlyle Sandridge & Rice, PLLC
10	.1*	Employment Agreement by and between GeoVax Labs, Inc. and Robert T. McNally dated April 1, 2008(6)
10	.2*	Employment Agreement between GeoVax, Inc. and Mark W. Reynolds, as amended and restated, dated as of January 1, 2010(9)
10	.3*	Employment Agreement between GeoVax, Inc. and Harriet L. Robinson dated as of November 19, 2007(9)
10	.4*	Employment Agreement by and between GeoVax, Inc. and Mark Newman dated as of January 4, 2010(9)
10	.5*,**	GeoVax Labs, Inc. 2006 Equity Incentive Plan
10.6		License Agreement by and between GeoVax, Inc. and Emory University, as amended and restated, dated June 23, 2004(3)
10.7		Technology Sale and Patent License Agreement by and between GeoVax, Inc. and MFD, Inc., dated December 26, 2004(3)
10.8		Office and Laboratory Lease by and between UCB, Inc. and GeoVax, Inc., dated August 31, 2009(8)
10.10		Consulting Agreement by and between Donald G. Hildebrand and GeoVax Labs, Inc., as amended, dated December 11, 2009(6)
10.11		Common Stock Purchase Agreement by and between GeoVax Labs, Inc. and Fusion Capital Fund II, LLC, dated as of May 8, 2008(7)
10.12		Registration Rights Agreement by and between GeoVax Labs, Inc. and Fusion Capital Fund II, LLC(7)
10	.13*	Summary of the GeoVax Labs, Inc. Director Compensation Plan(9)
10	.14*,**	Form of Incentive Stock Option Agreement under GeoVax, Inc. 2002 Stock Option and Incentive Plan
10	.15*,**	Form of Non-Qualified Stock Option Agreement under GeoVax, Inc. 2002 Stock Option and Incentive Plan
10	.16*,**	Form of Non-Qualified Stock Option Agreement under GeoVax, Inc. 2006 Equity Incentive Plan
10	.19**	Form of Indemnification Agreement
21.1		Subsidiaries of the Registrant(4)
23	.1**	Consent of Porter Keadle Moore LLP, an independent registered public accounting firm
23	.2**	Consent of Tripp, Chafin & Company, LLC, an independent registered public accounting firm

Exhibit
Number		Description

23	.3***	Consent of Womble Carlyle Sandridge & Rice, PLLC (contained in the opinion filed as Exhibit 5.1 hereof)
24	.1**	Power of Attorney (included on the signature page to this Registration Statement filed on March 31, 2010)
24	.2**	Power of Attorney (included on the signature page to Amendment No. 1 to this Registration Statement filed on May 12, 2010)

*	Indicates a management contract or compensatory plan or arrangement.

**	Previously filed.

***	Filed herewith.

(1)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2006.

(2)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2006.

(3)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2006.

(4)	Incorporated by reference from the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2007.

(5)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2008.

(6)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2008.

(7)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2008.

(8)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2009.

(9)	Incorporated by reference from the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2010.

(10)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed April 14, 2010.

(11)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed April 28, 2010.